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                                                                   EXHIBIT 23(c)

                                   CONSENT OF
                            WRIGHT AND COMPANY, INC.

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                                                                   Exhibit 23(c)

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

     We consent to the references to our company in the Prospectus portion of the Registration Statement, including under the heading "Experts."


Wright & Company, Inc.                  By: /s/ D. Randall Wright/odh
Brentwood, Tennessee                        ------------------------------------
October 13, 2006                            D. Randall Wright
                                            President